                                                                   EXHIBIT 99.10



                                    CONSENT



    The undersigned hereby consents to his nomination to serve as a Director of NBC Internet, Inc., a Delaware corporation, and to all references to him and to his professional history, including but not limited to his biography in the proxy statement/prospectus that is included or made a part of this Registration Statement on Form S-4 filed with the Securities and Exchange Commission, and any amendment thereto.



Dated as of October 5, 1999.



                                By:              /s/ SCOTT M. SASSA
                                     -----------------------------------------
                                                   Scott M. Sassa